SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                            (Amendment No.   )


Filed by the Registrant[X]

Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                          Spectrum Control, Inc.
             (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
[ ]  Fee paid previously with preliminary materials.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                          SPECTRUM CONTROL, INC.
                           6000 West Ridge Road
                         Erie, Pennsylvania  16506


NOTICE OF ANNUAL SHAREHOLDER MEETING
APRIL 7, 1997


SPECTRUM CONTROL, INC.


To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Spectrum Control, Inc. will be held at the Bel-
Aire Hotel, 2800 West Eighth Street, Erie, Pennsylvania 16505, on
Monday, April 7, 1997, at 9:00 a.m., prevailing time, for the following purposes:

     1. To elect one Director to hold office for a term of three years.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

     3. To transact such other business as may come before the meeting or any adjournment thereof.

Accompanying this Notice is a Form of Proxy and Proxy Statement.


Shareholders of the Company of record at the close of business on February 20, 1997, are entitled to notice and the right to vote at the Annual Meeting. Each holder of shares of Common Stock is entitled to one (1) vote per share.

ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING OR TO VOTE BY
PROXY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE
REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE
ENCLOSED ENVELOPE.


                         By Order of the Board of Directors


                              JAMES F. TOOHEY, Secretary





You are urged, whether you own one or many shares, to mark, date, sign and promptly mail the enclosed Proxy in the enclosed envelope in order that your Company receives enough proxy vote returns to conduct its annual meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 7, 1997



Solicitation of Proxy

     This Proxy Statement and the accompanying form of proxy will be mailed to all Shareholders of Spectrum Control, Inc., 6000 West Ridge Road, Erie, Pennsylvania 16506 ("Spectrum", "the Corporation" or "the Company") by March 3, 1997, and is furnished in connection with the Directors' solicitation of proxies for the Annual Meeting of Shareholders to be held on April 7, 1997 at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Only holders of Common Stock of record at the close of business on February 20, 1997, will be entitled to vote. On that date there were 10,774,233 shares of Common Stock outstanding, the holders of which will vote together as a class.

     Each share of Common Stock entitles the holder thereof to one (1) vote. With respect to the election of Directors, Shareholders have the right to vote cumulatively. This means that each Shareholder may multiply the number of shares he owns by the number of Directors to be elected and distribute this number among any number or all of the candidates in any manner he desires. Cumulative voting enables Shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of Directors being voted upon; persons holding less than a majority of shares voting may thereby be able to elect one or more Directors.

Revocation of Proxy

     The giving of a proxy does not preclude the right to vote in person should the person giving the proxy desire, and the person giving the proxy has the power to revoke the proxy at any time before it has been exercised. This right of revocation is not limited nor is it subject to any formal procedure.

Proxy Solicitation Cost

     The cost of soliciting proxies in the accompanying form will be borne by the Company. The officers, directors and employees of the Company, without additional compensation, may solicit proxies by mail, facsimile, telephone or personal contact. The Company does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to the beneficial owners of its Common Stock.

Annual Report

     The Annual Report of the Company for the year ended November
30, 1996, is being mailed to Shareholders concurrently with this Proxy Statement. The Annual Report is not to be considered a part of the proxy soliciting materials.

Corporate Governance

     The By-Laws of the Corporation provide that the business shall be managed by a Board of Directors, up to eleven (11) in number, who need not be residents of Pennsylvania or Shareholders of the Corporation, and who normally serve for terms of three (3) years each. The Company presently has six (6) Directors.

     During the past fiscal year, the Board of Directors met nine
(9) times. All Directors attended more than 90% of the Board of Directors and Committee Meetings they were scheduled to attend.

     Because of the multitude of matters requiring Board consideration, the Board of Directors has established a number of committees to devote attention to specific subjects, as further described below.


     Committees of the Board

          Acquisition, Divestiture, and Major New Business Development Committee: This committee reviews and recommends to the Board matters involving acquisition of companies and product lines, and divestiture of plant and/or product lines. The current members of this committee are Gerald A. Ryan, Chairman; Edwin R. Bindseil; John P. Freeman; and Melvin Kutchin. It met three (3) times in 1996.

          Audit Committee: The Audit Committee recommends to the Board the engagement of independent public accountants to audit the financial statements of the Company. It also recommends the fee to be paid by the Company to the Auditors for audit and non-audit services. Its responsibility further includes reviewing the proposed scope and results of the audit, as well as the scope, adequacy and results of the Company's internal audit and control procedures. The current members of the Audit Committee are: John M. Petersen, Chairman; and Gerald A. Ryan. It met four (4) times in 1996.

          Compensation Committee: The Compensation Committee shall review and make recommendations to the Board on salary, incentive compensation practices and benefit programs for the compensation of the President and other key employees; recommend to the Board the amount and method of compensation of Board members; and review annually the operation and performance of incentive compensation plans that apply to the President and other key employees of the Company. The current members of this committee are James F. Toohey, Chairman; Edwin R. Bindseil; John M. Petersen and Gerald A. Ryan. It met four (4) times in 1996.

          Executive Committee: As a result of the untimely death on December 27, 1996 of President and Chief Executive Officer John L. Johnston, the Board of Directors has created an Executive Committee to act in lieu of, and to exercise all of the powers of the President and Chief Executive Officer until a successor has been appointed. The members of this Committee are John P. Freeman, Chairman; Joseph J. Gaynor, Vice President and General Manager of Spectrum Control Technology, Inc.; Gerald A. Ryan; and Richard A. Southworth, Vice President and General Manager of Filter Products Group.

          Finance Committee: The Finance Committee of the Board of Directors has the responsibility of analysis of the financial condition and trends of the Company. The Committee reports the information to the full Board for possible resolution or action. Included as specific responsibilities of this Committee are: ratifying and approving all financial projections, forecasts and expectations that are intended for submission to banks, financial institutions or the public. The current members of this Committee are John P. Freeman, Chairman; Edwin R. Bindseil; John M. Petersen; and Gerald A. Ryan. It met nine
     (9) times in 1996.

          Nominating Committee: This Committee has the responsibility for recommending to the Board of Directors nominees to fill Board vacancies. The Nominating Committee also has the responsibility for providing the evaluation of director performance, bringing to the Board recommendations for the membership of the Committees of the Board, and recommending to the Board a successor to the Chief Executive Officer when a vacancy occurs through retirement or otherwise. The Committee will consider Board nominees recommended by management or shareholders, and such recommendations, together with appropriate biographical information, may be delivered in writing to the attention of the Nominating Committee Chairman at the Company's principal executive offices. The current members of this Committee are James F. Toohey, Chairman; and Melvin Kutchin. It met two (2) times in 1996.

Election of Directors

     The Company presently has six (6) Directors. It is intended that the proxies given to Directors will be used to elect the nominee named below, who is now a member of the Board of Directors and whose present term expires at the time of this meeting.
                                   First                    Term
                                   Elected                  to
Name                  Age          Director     Term        End
Gerald A. Ryan        61           1968         3 yrs.      2000

The terms of the following five (5) Directors extend beyond the time of this meeting:
                                   First                    Term
                                   Elected                  to
Name                  Age          Director     Term        End
Edwin R. Bindseil     66           1991         3 yrs.      1999
John P. Freeman       42           1991         3 yrs.      1999
Melvin Kutchin        71           1994         3 yrs.      1998
John M. Petersen      68           1970         3 yrs.      1998
James F. Toohey       62           1968         3 yrs.      1998

Directors of the Company

     Edwin R. Bindseil obtained his undergraduate degree in Chemical Engineering from the University of Detroit and an MBA from Harvard University. In 1989, Mr. Bindseil retired from AMSCO after 31 years of service, 22 years of which he served in senior executive management positions, including general management, marketing, operations, research and development, acquisitions and corporate strategic planning. Since 1990, Mr. Bindseil has been an independent businessman, consultant and entrepreneur. He also serves as a Director of a number of privately held companies.

     John P. Freeman is a graduate of Gannon University in Accounting and is a Certified Public Accountant and Certified Management Accountant. He joined the Company in 1988 as Controller. Prior to that time, he was a principal in a public accounting firm. In January of 1990, he was named Vice President and Chief Financial Officer. In December of 1996, he was named Chairman of the Company's Executive Committee.

     Melvin Kutchin is a graduate of the University of Pennsylvania and was appointed a Director of the Company in October of 1994. He served as President of Kitchen and Kutchin, Inc., manufacturer's representative of electronic components, from 1961 through January 1994 when he became Chairman of the Board. From 1980 through 1990, he was President of JBM Electronics, manufacturer of delay lines and other magnetic devices.

     John M. Petersen is a graduate of the University of Pittsburgh. He is the retired President and Chief Executive Officer of Erie Family Life Insurance Company, Erie Indemnity Company, Erie Insurance Company and Flagship City Insurance Company, comprising the Erie Insurance Group, and serves as a Director of each of these Companies. Since 1995, he has been an investment consultant. Mr. Petersen is a founder and has served as a Director of Spectrum since 1970.

     Gerald A. Ryan is a graduate of the Massachusetts Institute of Technology and has been a Director of the Company since its inception and Chairman since 1991. Mr. Ryan is a principal with Erie Business Management Corporation, Erie, Pennsylvania, which invests in and manages various businesses. Mr. Ryan serves as Chairman of the Board of Automated Industrial Systems, Inc. and Rent-Way, Inc. a company listed on NASDAQ in the rental-purchase business and is Chairman and Chief Executive Officer of Skinner Engine Company which manufactures and rebuilds mixers for use in the rubber industry.

     James F. Toohey is a graduate of Gannon University and Dickinson School of Law and is a practicing member of the Erie County Bar Association. He is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc., general counsel to the Company, and has been a Director and Secretary of the Company since its organization.

Compensation of Directors

     Directors who are not full-time employees are compensated for services as Directors as authorized and approved by the full
Board of Directors. In 1996, the Directors received annual compensation, paid monthly, as follows:

     Board of Directors Annual Retainer . . . . . . .  $8,000
     Attendance at each Board Meeting.  . . . . . . .     500
     Attendance at each Committee Meeting.  . . . . .     250
     Chairman at each Committee Meeting. .  . . . . .      50
     Secretary . . . . . . . . . . . . . .  . . . . .   2,100

Securities Ownership

     The following table sets forth, as of February 20, 1997, the securities beneficially owned by each Director of the Company and all Officers and Directors of the Company as a group. To the knowledge of the Company, no other person is the beneficial owner of 5% or more of the Common Stock. Except as otherwise indicated, all Shareholders listed below have record and beneficial ownership of, and sole voting and dispositive power over, the securities listed.

                                          Total
                                          Beneficial    Approximate
                                          Ownership of  Percentage of
               Shares of    Common Stock  Common Stock  Common Stock
               Common Stock  Options      Outstanding   Outstanding
Name           Owned         Owned(1)         (1)           (1)
Edwin R.
Bindseil          97,600           -          97,600        .90%

John P.
Freeman (2)       34,363       28,333         62,696       .58%

Melvin
Kutchin           10,000           -          10,000       .09%

John M.
Petersen         341,935           -         341,935      3.16%

Gerald A.
Ryan             165,340           -         165,340      1.53%

James F.
Toohey (3)       340,394           -         340,394      3.14%

All Officers
and Directors
as a Group
(10 persons)   1,033,873       56,998      1,090,871     10.07%

(1) Includes only Common Stock Options exercisable within sixty days of the date of this Proxy Statement, which securities are deemed for purposes of the Securities Act of 1933 to be owned beneficially (but not of record) by their respective holders. The shares underlying these securities are deemed to be outstanding for purposes of determining the percent of class with respect to each Holder and all Directors and Officers as a group.

(2) Includes 5,550 shares of Common Stock held by Mr. Freeman in the Company's 401(k) Profit Sharing Plan.






(3) Mr. Toohey is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey and Kroto, Inc. which holds 339,310 shares of Common Stock in its Profit Sharing Plan. Of this amount, 197,385 shares are included in the table above for Mr. Toohey. Mr. Toohey disclaims beneficial ownership as to all other shares held by such firm and does not have voting or dispositive power with respect thereto.

                                     EXECUTIVE COMPENSATION

      The Securities and Exchange Commission ("SEC") has issued regulations regarding the disclosure of executive officer compensation. The SEC's goal is to ensure that stockholders receive information about executive compensation that is understandable and relevant to proxy voting and investment decisions. The Company has prepared this proxy statement in accordance with a specifically prescribed format under the SEC regulations. The reporting format consists of the following tables which are designed and intended to simplify the disclosure of executive compensation.

      Summary Compensation Table. The following table shows the compensation paid to the President and Chief Executive Officer and each of the next four most highly compensated executive officers of the Company who served as executive officers at the end of the 1996 fiscal year, for services rendered to the Company and its subsidiaries during fiscal year 1996. The table also includes details relating to the fiscal years 1994 and 1995. Inapplicable column headings have been omitted.


  SUMMARY COMPENSATION TABLE
                                                         Long-Term
                                                         Compensation
                           Annual Compensation           Awards
                                                                   All Other
                                             Other Annual          Compen-
Name and                    Salary   Bonus   Compensation          sation
Principal Position    Year  ($)(1)   ($)(2)  ($)(3)      Options(#)($)(4)
John L. Johnston      1996  207,500  123,240    21,711     20,000  4,750
Former President,     1995  194,500       --    11,101     20,000  3,850
Chief Executive       1994  186,576   69,300     2,286     30,000  4,971
Officer

Richard A. Southworth 1996  141,154   46,800        --     20,000  4,699
Vice President,       1995  123,500       --        --         --  3,088
Gen. Mgr. of Filter   1994  117,924   26,036        --     20,000  3,174
Products Group

Joseph J. Gaynor      1996  113,000   33,000        --     15,000  1,460
Vice President,       1995  108,673       --        --         --  1,274
Gen. Mgr., of         1994  104,615   17,969        --     20,000  2,891
Spectrum Control
Technology, Inc.

John P. Freeman       1996   92,304   34,445    21,711     10,000  3,169
Vice President,       1995   88,769       --    11,101     10,000  2,219
Chief Financial       1994   85,268   18,454     2,286         --  2,271
Officer

Richard E. Zaday      1996   95,002   34,827        --     10,000  1,426
Vice President        1995   93,185       --        --         --    238
of Sales              1994   90,626       --        --     27,000     --


(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code.

(2) Management Incentive Plan awards paid in 1996 and 1994 attributable to 1995 and 1993, respectively, including amounts deferred pursuant to Section 401(k) of the Internal
     Revenue Code.

(3)  Amounts earned under the Company's Directors' Performance
     Incentive Plan.

(4)  Matching contributions made by the Company to the Spectrum
     Control, Inc. 401(k) Profit Sharing Plan on behalf of the named executive officers.

1996 OPTION GRANTS

The following table shows information regarding grants of stock options in fiscal year 1996 to the named executive officers.

                                                  Potential Realizable Value
                                                  at Assumed Annual Rates
                                                  of Stock Price Appreciation
                              Individual Grants   For Option Term (3)(4)

                           % of Total
                           Options
                           Granted to
                   Options Employees       Exercise
                   Granted in 1996         Price    Expiration
Name               (#)(1)  Fiscal Year(2)  ($/Sh)   Date       5% ($) 10% ($)
John L. Johnston   20,000  19.80            3.00    12/15/00       --    --

Richard A.
Southworth         20,000  19.80            3.00    12/15/00   16,577 36,631

Joseph J. Gaynor   15,000  14.85            3.00    12/15/00   12,433 27,473

John P. Freeman    10,000   9.90            3.00    12/15/00    8,288 18,315

Richard E. Zaday   10,000   9.90            3.00    12/15/00    8,288 18,315


(1) Such options were all granted under the Company's Non-Qualified Stock Option Plan. Options are exercisable in three equal annual installments commencing two years from the date of grant. All unexercised options expire five years from the date of grant.

(2) The Company granted options representing 101,000 shares to employees during fiscal year 1996.

(3) The dollar amounts under these columns are the result of calculations at 5% and 10% annual rates of appreciation as prescribed by the Securities and Exchange Commission. The dollar amounts are not intended to forecast possible future appreciation, if any, of the stock price. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(4) In accordance with the terms of the Company's Non-Qualified Stock Option Plan, the stock options granted to Mr. Johnston in fiscal year 1996 were canceled as a result of his death on December 27, 1996. Accordingly, these options have no potential realizable value.

     Option Exercises and 1996 Fiscal Year End Values Table. The following sets forth information with respect to the named executive officers concerning the exercise of options during the fiscal year ended November 30, 1996 and unexercised options held as of November 30, 1996.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
OPTION VALUES

                                   Number of Unexer-    Value of Unexercised
               Shares              cised Options at     In-the-Money Options
               Acquired            Fiscal YE (#)        at Fiscal YE ($)(2)
               On        Value
               Exercise  Realized  Exercis-  Unexercis- Exercis-  Unexercis-
Name           (#)       ($) (1)   able      able       able      able
John L.            --         --   10,000      60,000       --      27,500
Johnson

Richard A.     80,000    160,000    6,666      33,334       --       2,500
Southworth

Joseph J.      40,000    114,375    6,666      28,334       --       1,875
Gaynor

John P.            --         --   16,666      28,334       --      13,750
Freeman

Richard E.      8,333     12,500      666      28,001       --      11,667
Zaday


(1) Market value of underlying securities on date of exercise, minus the exercise price.

(2) Total value of options (market value minus exercise price) based on a per share fair market value of Company Common
     Stock of $3.125 at November 30, 1996.

Compensation Committee Interlocks and Insider Participation

     As discussed above, the members of the Compensation Committee during 1996 were Messrs. Bindseil, Petersen, Ryan and Toohey. All four members are non-management or outside directors. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity of which any member of the Spectrum Board is in any way affiliated.

Compensation Committee Report

     The Company's Compensation Committee is charged with the responsibility of recommending an executive compensation program, plans and policies to the Board of Directors.

     The Compensation Committee is committed to compensating the key executives in such a manner as to encourage them to develop business strategies to capitalize on Spectrum's position in the electronic filter business and to grow in new technology markets. The Committee is dedicated to attracting and retaining the best executive talent available to achieve its aggressive strategy.

     Accordingly, in 1993 the Committee retained the services of the Wyatt Company, compensation consultants, to prepare an executive compensation study. This was completed and submitted to the Committee in September of 1993 and adopted by the Board of Directors in October of 1993. The study addressed the following matters:

     Base Salary

     The Committee's goal was to establish base salaries which are fair, reasonable and competitive with similar industrial companies. With this in mind, the Committee reviewed and analyzed the consultant's report and determined to establish base salaries within plus or minus 20% of the estimated average compensation levels of similar companies as indicated in the report.

     Annual Cash Awards

     The Company's executive officers are eligible for annual cash awards under the Company's Management Incentive Plan (the "MIP"). The purpose of the Plan is to provide strong incentive for key employees to properly motivate individuals under their direction, thereby obtaining for the shareholders the best financial results possible under the prevailing circumstances. The MIP generally provides for cash awards commencing upon attainment of 90% of the Annual Operating Plan. Based upon these factors, aggregate awards of $272,000 were earned for the fiscal year 1996. In accordance with the terms of the MIP, these amounts will be paid in 1997.

     Long-Term Performance Based Incentive

     In recognition that an overall compensation package should include rewards for efforts which impact on the value of the company stock, the Committee has recommended and the Board has adopted a policy to award competitive amounts, not to exceed 1% of the total outstanding shares, of annual stock options to the key executives of Spectrum priced at 100% of fair market value as of the date of grant. The grant of these options shall be consistent with the adoption of the Annual Operating Plan.

     The Company currently utilizes the Stock Option Plan of 1995 to provide the annual grant of stock options.

1996 Chief Executive Officer Compensation

     The annual review of the Chief Executive Officer was completed after the Wyatt study was finalized and pursuant to the information provided by the Wyatt Company, the Compensation Committee recommended and the Board approved an annual salary effective April 1, 1993 of $180,000. Since that time, the Chief Executive Officer salary has been reviewed and adjusted annually with the current salary set at $210,000. The Management Incentive Plan for 1996 provided for an award to Mr. Johnston not to exceed 65% of his annualized salary. This award is calculated and paid upon completion of the year end audit and is arithmetically determined based upon performance, achievement to budget, and attainment of specifically provided objectives.
Based upon these factors, an award of $105,000 was earned for performance in fiscal year 1996. With the death of Mr. Johnston on December 27, 1996, this award will be paid in 1997 to his surviving spouse.

EMPLOYEE 401(k) PROFIT SHARING PLAN

     The Company maintains a Qualified Employee 401(k) Profit Sharing Plan. The Company makes annual profit sharing contributions to the Plan in an amount determined by the Board of Directors. The assets of the Plan are held in trust and invested in various mutual funds under the direction of the Plan participants. All employees with at least one year of service are automatically eligible for participation in the Plan. The annual allocation to each Employee's Profit Sharing Account is based upon the actual compensation paid to the Participant.

     A participant becomes fully vested in his Profit Sharing Account balance on the earliest of the following dates: (i) upon the completion of seven years of service; (ii) upon attaining normal retirement age of 65; (iii) upon incurring total disability; or (iv) on the date of the Participant's death. A Participant may not receive a distribution from the Employee Profit Sharing Account prior to the earliest of the following dates: (i) termination of employment with the Company; (ii) retirement or (iii) death. The Plan provides that distribution of the Participant's entire interest in the Plan must begin no later than the taxable year in which the Participant attains age seventy and one-half (70-2) or, if later, the year the Participant retires and terminates employment with the Employer.

     The Plan includes a tax deferred employee savings plan pursuant to Section 401(k) of the Internal Revenue Code. The Company matches an employee's contribution to the savings plan at a rate determined by the Board of Directors. The Company's matching contribution to the 401(k) plan is not subject to any vesting requirements.

Directors' Long-Term Incentive Plan

     The Board of Directors has adopted a Directors' Performance Incentive Plan (the "DPIP") which provides for an annual cash payment to each Director of an amount equal to the price appreciation of 5,224 common shares. Price appreciation is measured over a five-year period, ending on June 30 of the current year, and is subject in all cases of adjustments for stock splits, combinations and similar transactions. Aggregate amounts of $145,000 in 1996, $89,000 in 1995 and $16,000 in 1994
were paid under the DPIP. No payments were made under the DPIP during the preceding two fiscal years. In connection with the adoption of the 1996 Non-Employee Directors Stock Option Plan, the Board of Directors amended the DPIP to terminate effective July 1, 2000.

     The 1996 Non-Employee Directors Stock Option Plan (the "Plan") was approved by the Corporation's stockholders on April 1, 1996. The Plan is designed to promote the long-term success of the Corporation by creating a mutuality of interests between the non-employee directors and the stockholders. Under the terms of the Plan, stock options to purchase 7,500 shares of Common Stock are granted annually to all qualified non-employee Directors. The option exercise price is equal to the market price of the Company's Common Stock on the date of the option grant. The options become exercisable at varying dates and expire five years from the date of grant. In 1996, aggregate options to purchase 37,500 shares of Common Stock were granted to non-employee Directors, at an exercise price of $3.50 per share.

Stock Price Performance Graph

     The following graph shows the Company's total return to shareholders compared to the S&P 500 Index and the NASDAQ Electronic Components Stock Index over the five year period from 1992 though 1996. The graph assumes that $100 was invested on December 1, 1991, in the Company's Common Stock and in each of the other indices.


                         1991  1992  1993  1994    1995   1996

Spectrum                  100   235   406   188    306     294

S&P 500                   100   112   127   131    177     221

NASDAQ Electronic
Components Stock Index    100   157   241   271     501    613

Appointment of the Company's Auditors for the Fiscal Year 1997

     Upon recommendation of the Audit Committee, the Board of Directors has resolved to appoint Ernst & Young LLP as the Company's auditors for the fiscal year ended November 30, 1997, subject only to ratification by the Shareholders.

     Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement, if they desire to do so, and such representatives will be available to respond to appropriate questions. All services of the auditors were reviewed by the Audit Committee and approved by the Board of Directors prior to commencement. No relationship exits other than the usual relationship between independent public accountant and client.

General Matters

     The Directors know of no matter, other than those referred to in this Proxy Statement, which will be presented at the meeting. However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters. Should any Nominee for the office of Director become unable to accept nomination or election, the persons named in the proxy will vote it for the election of such other person, if any, as the Board of Directors may recommend. The Board of Directors is not aware that any Nominee named herein will be unable or unwilling to accept nomination or election.

     You are advised that the deadline for submitting Shareholder proposals for consideration at the next annual meeting is December 12, 1997.

     The cost of soliciting proxies will be borne by the Company. Regular employees of the Company may solicit proxies personally or by telephone. In addition to solicitation by mail and regular employees as aforesaid, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy soliciting material to their principals, and the Company may reimburse them for their expense in so doing.

     You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke the proxy at any time before it is voted, and if you attend the meeting, as we hope you will, you may vote your shares in person. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.




                         JAMES F. TOOHEY, Secretary

Dated:  March 3, 1997